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                                                                    EXHIBIT 16.1

                                                                 [ANDERSEN LOGO]



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


March 29, 2002


Dear Sir/Madam:

We have read Item 4 included in Amendment No. 1 to the Form 8-K dated March 29, 2002 of The Hartford Financial Services Group, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,




/s/ Arthur Andersen LLP
Arthur Andersen LLP


cc: David M. Johnson, Chief Financial Officer, The Hartford Financial Services Group, Inc.